UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Gelesis Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Securities Exchange Act of 1934 Rules 14a-6(i)(1) and 0-11

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K of Gelesis Holdings Inc. (“Gelesis” or the “Company”) filed with the SEC on February 23, 2023, on February 21, 2023, the Company entered into that certain Note and Warrant Purchase Agreement, dated February 21, 2023 (as amended by that certain Amendment No. 1 to Note and Warrant Purchase Agreement, dated May 1, 2023, and as further amended by that certain Amendment No. 2 to Note and Warrant Purchase Agreement, dated June 12, 2023, the “NPA”), by and among the Company and Gelesis Inc. (together, the “Note Issuers”), Gelesis 2012, Inc., Gelesis, LLC, and other subsidiaries of the Note Issuers party thereto from time to time (collectively with the Note Issuers, the “Note Parties”), PureTech Health LLC (the “Initial Investor”) and certain other investors party thereto from time to time, pursuant to which the Note Issuers may issue convertible senior secured promissory notes (each, a “Note” and collectively, the “Notes) and warrants (the “Warrants”) to purchase shares of common stock, par value $0.0001, of the Company (the “Common Stock”).

As previously disclosed in the Company’s Current Reports on Form 8-K filed with the SEC on February 23, 2023, May 3, 2023, May 31, 2023 and June 13, 2023, for an aggregate cash purchase price of $10.35 million, the Note Issuers have issued to the Initial Investor $10.35 million aggregate principal amount of Notes, together with Warrants to purchase an aggregate of 259,129,542 shares of Common Stock.

Amendment No. 3 and Extension of Maturity Date of Initial Investor Notes

As previously disclosed, the NPA provides that if the Company receives proceeds from the sale of Other Investor Notes (as defined in the NPA) of at least $10.0 million prior to July 31, 2023, the maturity date of the Notes may be extended to March 31, 2024 (the “Extension Condition”). On June 28, 2023, the Note Parties and the Initial Investor entered into Amendment No. 3 to the NPA (“Amendment No. 3), pursuant to which the Initial Investor, as the sole holder of Notes issued under the NPA, agreed to waive the Extension Condition and the maturity date of all Notes issued to the Initial Investor pursuant to the NPA was extended to March 31, 2024.

The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by the full text of such agreement, which is attached as exhibit 10.1 to this Current Report and incorporated herein by reference.

Important Information and Where to Find It

In connection with the proposed transaction between the Company and PureTech Health LLC (“PureTech”), the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement, the definitive version of which will be sent or provided to the Company’s stockholders. The Company and affiliates of PureTech will jointly file a transaction statement on Schedule 13E-3. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document which the Company may file with the SEC or send to its stockholders in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement (when it is available), the Schedule 13E-3 (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov and the Company’s investor relations website at ir.gelesis.com.

Contact

Media & Investor Relations

Katie Sullivan

ksullivan@gelesis.com

Participants in the Solicitation

The Company and certain of its directors and executive officers, as well as PureTech and its affiliates, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s Annual Report on Form 10-K, which was filed with the SEC on March 28, 2023, and will be included in the proxy statement (when available). The Company’s stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Company’s directors and executive officers in the transaction, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements, estimates, targets and projections in this Current Report may constitute “forward-looking statements” within the meaning of the federal securities laws. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding Gelesis’ or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to Gelesis’ expected operating and financial performance and market opportunities as well as Plenity’s effectiveness and marketability. In addition, any statements that refer to guidance, projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Gelesis assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Gelesis gives no assurance that any expectations set forth in this Current Report will be achieved. Factors that may affect future results and may cause these forward-looking statements to be inaccurate include, but are not limited to: (i) the ability of Gelesis to raise financing, if and when needed; (ii) the ability of Gelesis to continue as a going concern; (iii) Gelesis’ ability to achieve and maintain widespread market acceptance of Plenity; (iv) the impact of current and future applicable laws and regulations and Gelesis’ ability to comply with such laws and regulations; (v) Gelesis’ ability to produce adequate supply of Plenity, including Gelesis’ ability to continue to invest in manufacturing capacity and to build additional manufacturing sites; (vi) the development of the telehealth market and regulations related to remote healthcare; (vii) global economic, political and social conditions and uncertainties in the markets that Gelesis serves, including risks and uncertainties caused by any natural or man-made disasters; (viii) Gelesis’ ability to enter into strategic collaborations, to acquire businesses or products or form strategic alliances and to realize the benefits of such collaborations, acquisitions and alliances; (ix) the level of demand, and willingness of potential members to pay out-of-pocket for, Plenity; (x) the ability of Gelesis to enforce its intellectual property rights and proprietary technology ; (xi) the risk that a third-party’s activities, including with respect to third parties that Gelesis has granted outlicenses to or granted limited exclusive or non-exclusive commercial rights, may overlap or interfere with the commercialization of Plenity; (xii) Gelesis’ ability to successfully develop and expand its operations and manufacturing and to effectively manage such growth; (xiii) Gelesis’ business partners’ ability to successfully launch and commercialize Plenity in certain key markets; (xiv) risk relating to the loss of Gelesis’ suppliers or distributors, or their inability to provide adequate supply of materials or distribution; (xv) the risk that Gelesis’ business partners may experience significant disruptions in their operations; (xvi) Gelesis’ ability to retain its senior executive officers and to attract and keep senior management and key scientific and commercial personnel; (xvii) Gelesis’ ability to identify and discover additional product candidates and to obtain and maintain regulatory approval for such candidates; (xviii) risks related to potential product liability exposure for Plenity or other future product candidates; (xix) risks related to adverse publicity in the weight management industry, changes in the perception of Gelesis’ brands, and the impact of negative information or inaccurate information about Gelesis on social media; (xx) Gelesis’ ability to enhance its brand recognition, increase distribution of Plenity and generate product sales and reduce operating losses going forward; (xxi) the impact of risks associated with economic, financial, political, environmental and social matters and conditions on Gelesis’ supply chain, its manufacturing operations and other aspects of its business; (xxii) Gelesis’ ability to accurately forecast revenue and appropriately monitor its associated expenses in the future; (xxiii) Gelesis’ ability to compete against other weight management and wellness industry participants or other more effective or more favorably perceived weight management methods, including pharmaceuticals, devices and surgical procedures; (xxiv) foreign currency fluctuations and inflation; (xxv) the risk that Gelesis fails to maintain adequate operational and financial resources or to raise additional capital or generate sufficient cash flows; (xxvi) Gelesis’ ability to successfully protect against security breaches and other disruptions to its information technology structure; and (xxvii) Gelesis’s ability to complete the proposed merger transaction with PureTech, which may be affected by various risks and uncertainties including, but not limited to: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed merger; (ii) the failure to satisfy any of the conditions to the completion of the proposed merger, including the failure to obtain company stockholder approval; (iii) potential delays in consummating the merger; (iv) the effect of the announcement of the proposed merger on the ability of the Company to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; (iv) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) response of the Company’s competitors to the proposed merger; (vi) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed merger; (vii) the ability to meet expectations regarding the timing and completion of the proposed merger; (viii) significant costs associated with the proposed merger; (ix) potential litigation relating to the proposed merger; (x) restrictions during the pendency of the proposed merger that may impact the Company’s ability to pursue certain business opportunities; (xi) the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the proposed merger; and (xii) the timing and result of the United States Food and Drug Administration’s review of the Company’s submission of K230133/S001. Various risks and uncertainties (some of which are beyond Gelesis’ control) or other factors could cause actual future results, performance or events to differ materially from those described herein. For a description of such other factors, please see the section entitled “Risk Factors” in Gelesis’ most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and in other filings that Gelesis makes with the SEC. These filings address important risks and uncertainties that could cause actual results and events to differ materially from those contained in the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 3 to Note and Warrant Purchase Agreement, dated June 28, 2023, by and among Gelesis Holdings, Inc., Gelesis, Inc., Gelesis 2012, Inc., Gelesis LLC and PureTech Health LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gelesis Holdings, Inc.

Date:	June 29, 2023	By:	/s/ Elliot Maltz
Elliot Maltz Chief Financial Officer (Principal Financial Officer and Accounting Officer)